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                                  BY-LAW NO. 1

      A by-law relating generally to the transaction of the business and affairs of Radiant Energy Corporation.

                                    CONTENTS


            Section One       -     Interpretation

            Section Two       -     Business of the Corporation

            Section Three     -     Borrowing and Debt Obligations

            Section Four      -     Directors

            Section Five      -     Committees

            Section Six       -     Officers

            Section Seven     -     Protection of Directors, Officers and Others

            Section Eight     -     Shares

            Section Nine      -     Dividends and Rights

            Section Ten       -     Meetings of Shareholders

            Section Eleven    -     Notices

            Section Twelve    -     Effective Date


      BE IT ENACTED as a by-law of the Corporation as follows:
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                                   SECTION ONE

                                 INTERPRETATION

      1.01 DEFINITIONS - In the by-laws of the Corporation, unless the context otherwise requires:

      "Act" means the Business Corporations Act (Ontario), or the Canada Business Corporations Act in the event that the Corporation is continued under that Act, and any Act that may be substituted therefor, as from time to time amended;

      "articles" means the articles of incorporation of the Corporation filed October 21, 1994 as from time to time amended, supplemented or restated;

      "board" means the Board of Directors of the Corporation;

      "by-laws" means this by-law and all other by-laws and special by-laws of the Corporation from time to time in force and effect;

      "Corporation" means the corporation incorporated by articles under the Act and named Radiant Energy Corporation;

      "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

      "meeting of shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders;

      "special meeting of shareholders" includes a meeting of any class or classes of shareholders, as well as a special general meeting of shareholders;

      "recorded address" means, in the case of a shareholder, his address as recorded in the register of shareholders and, in the case of a director, officer, auditor or member of a committee of the board, his address as recorded in the records of the Corporation;

      "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 of this by-law or by a resolution passed pursuant thereto;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein and words importing the singular number include the plural and vice versa; and words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                   SECTION TWO

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                           BUSINESS OF THE CORPORATION


2.01 HEAD OFFICE - Until changed in accordance with the Act, the head office of the Corporation shall be in the Municipality of Metropolitan Toronto in the Province of Ontario and at such location therein as the board may from time to time determine by resolution.

2.02 CORPORATE SEAL - Until changed by resolution of the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03 FINANCIAL YEAR - The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by resolution of the directors.

2.04 EXECUTION OF INSTRUMENTS - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, president, vice-president, general manager or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-laws or the board. In addition, the board may from time to time direct by resolution the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal thereto.

2.05 BANKING ARRANGEMENTS - The banking business of the Corporation shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations or powers as the board may from time to time prescribe or authorize.

2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE - The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 WITHHOLDING INFORMATION FROM SHAREHOLDERS - No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of

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inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

                                  SECTION THREE

                            BORROWING AND SECURITIES

3.01 BORROWING POWER - The board may from time to time, in such amounts and on such terms as it deems expedient:

      (a)   borrow money on the credit of the Corporation;

      (b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

      (c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

3.02 DELEGATION - The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 to such extent and in such manner as the board shall determine at the time of each such delegation.

                                  SECTION FOUR

                                    DIRECTORS

4.01 NUMBER OF DIRECTORS AND QUORUM - Until changed in accordance with the Act, the board shall consist of nine (9) directors of whom five (5) shall constitute a quorum for the transaction of business. A majority of the directors shall be resident Canadians.

4.02 QUALIFICATION - At least two directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation. No person shall be qualified for election or appointment as a director if he is an undischarged bankrupt; if he is mentally incompetent or

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incapable of managing his affairs; or if he has not attained 18 years of age. A director need not be a shareholder.

4.03 CONSENT - No election or appointment of a person as a director shall be effective unless (a) he consents in writing to act as a director before his election or appointment or within 10 days thereafter, or (b) he was present at the meeting when he was elected or appointed and did not refuse at that meeting to act as a director.

4.04 ELECTION AND TERM - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The election may be by a show of hands or by a resolution of the shareholders unless a poll is required or demanded. If an election of directors is not held at the proper time, the directors shall continue in office until their successors are elected.

4.05 REMOVAL OF DIRECTORS - Subject to the provisions of the Act, the shareholders, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, may remove any director before the expiration of his term of office and may elect any qualified person in his stead for the remainder of his term.

4.06 VACATION OF OFFICE - The office of a director shall be vacated upon the occurrence of any of the following events: (a) if a receiving order is made against him or if he makes an assignment under the Bankruptcy Act; (b) if an order is made declaring him to be a mentally incompetent person or incapable of managing his affairs; (c) if he shall be removed from office by resolution of the shareholders as provided in section 4.05; or (d) if by notice in writing to the Corporation he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms.

4.07 VACANCIES - If the number of directors is increased, the resulting vacancies shall be filled at a meeting of shareholders duly called for that purpose. Subject to the provisions of the Act, if a vacancy should otherwise occur in the board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term. In the absence of a quorum the remaining directors shall forthwith call a meeting of shareholders to fill the vacancy.

4.08 ACTION BY THE BOARD - The board shall manage or supervise the management of the affairs and business of the Corporation. The powers of the board may be exercised by a meeting at which a quorum of directors is present and at which a majority of the directors present are resident Canadians or by by-law or resolution consented to in accordance with the Act by the signatures of all the directors then in office if constituting a quorum. Where all the directors consent thereto, any director may participate in a meeting of the board or of the executive committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and a director so participating in the meeting shall be deemed to be present at that meeting. Where there is a vacancy or vacancies in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

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4.09 PLACE OF MEETINGS - Meetings of the board shall be held at the head office of the Corporation or elsewhere in Ontario or, if the board so determines or all absent directors consent, at some place outside Ontario, but in any financial year of the Corporation a majority of the meetings of the board shall be held in Canada.

4.10 MEETINGS BY TELEPHONE - Where all the directors have consented thereto, any director may participate in a meeting of the board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and a director participating in a meeting pursuant to this section shall be deemed to be present in person at the meeting. Any consent given hereunder shall be effective whether given before or after the meeting to which it relates. If a majority of the directors participating in a meeting held pursuant to this section are then in Canada, the meeting shall be deemed to have been held in Canada.

4.11 CALLING OF MEETINGS - Meetings of the board shall be held from time to time at such place (subject to section 4.09) at such time and on such day as the board, the chairman of the board, the president or any two directors may determine. Notice of the time and place of every meeting so called shall be given in the manner provided in Section Eleven to each director (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed, or (b) not less than 24 hours before the time when the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication; provided that no notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice of or otherwise consent to such meeting being held.

4.12 ATTENDANCE OF AUDITORS - The auditors of the Corporation shall be entitled to attend and be heard at meetings of the board on matters relating to their duties as auditors.

4.13 FIRST MEETING OF NEW BOARD - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14 REGULAR MEETINGS - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

4.15 CHAIRMAN - The chairman of the board, if such an officer has been elected and is present, otherwise the president, or in his absence a vice-president who is a director shall be chairman of any meeting of the board. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.16 VOTES TO GOVERN - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

4.17 CONFLICT OF INTEREST - A director shall not be disqualified by reason of his office from contracting with the Corporation or a subsidiary thereof. Subject to the provisions of

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the Act, a director shall not by reason only of his office be accountable to the
Corporation or to its shareholders for any profit or gain realized from a contract or transaction in which he has an interest, and such contract or transaction shall not be voidable by reason only of such interest, provided that, if a declaration and disclosure of such interest is required by the Act, such declaration and disclosure shall have been made and, if required by the Act, the director shall have refrained from voting as a director on the contract or transaction and shall not have been counted in the quorum.

4.18 REMUNERATION AND EXPENSES - The directors shall be paid such remuneration for their services as directors as may from time to time be authorized by by-law confirmed at a meeting of shareholders in accordance with the Act. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                  SECTION FIVE

                                   COMMITTEES

5.01 EXECUTIVE COMMITTEE - Whenever the board consists of more than six (6) directors, the board may elect from among its number an executive committee to be composed of not fewer than three (3) directors, which committee may exercise all the powers of the board.

5.02 TRANSACTION OF BUSINESS - No business shall be transacted by the executive committee except at a meeting of its members at which a quorum of the committee is present and at which a majority of the members present are resident Canadians. The provisions of sections 4.09 and 4.10 shall apply, with all changes required by the context, to meetings of the executive committee.

5.03 AUDIT COMMITTEE - The board shall elect annually from among its number an audit committee to be composed of not fewer than three (3) directors, of whom a majority shall not be officers or employees of the Corporation or an affiliate of the Corporation. The audit committee shall have the powers and duties provided in the Act.

5.04 ADVISORY COMMITTEES - The board may from time to time elect or appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.05 PROCEDURE - Unless otherwise ordered by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

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                                   SECTION SIX

                                    OFFICERS

6.01 ELECTION OR APPOINTMENT - From time to time the board shall elect or appoint a president and a secretary, and may elect or appoint one or more vice-presidents (to which title may be added words indicating seniority or function), a general manager, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so elected or appointed. Subject to section 6.02, the officers of the Corporation may but need not be directors and one person may hold more than one office.

6.02 CHAIRMAN OF THE BOARD - From time to time the board may also elect or appoint a chairman of the board who shall be a director and who shall not hold the office of secretary. If so elected or appointed, the chairman of the board shall, if present, preside at all meetings of the board and, in the absence of the president, at all meetings of shareholders. In addition, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the president, and he shall have such other powers and duties as the board may prescribe. During the absence or disability of the chairman of the board, the president shall assume all his powers and duties.

6.03 PRESIDENT - The president shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall have general supervision of the affairs and business of the Corporation. Except when the board has elected or appointed a general manager or managing director, the president shall also have the powers and be charged with the duties of that office.

6.04 VICE-PRESIDENT - During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board or the president. A vice-president shall have such other powers and duties as the board or the president may prescribe.

6.05 GENERAL MANAGER - If elected or appointed, the general manager shall have, subject to the authority of the board and the supervision of the president, general supervision of the affairs and business of the Corporation and the power to appoint and remove any and all employees and agents of the Corporation not elected or appointed by the board and to settle the terms of their employment and remuneration; and he shall have such other duties as the board or the president may prescribe. If and so long as the general manager is a director, he may but need not be known as the managing director.

6.06 SECRETARY - The secretary shall attend and be the secretary of all meetings of the board and shareholders and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. He shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board. He shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation except when some other officer or agent has been appointed for that purpose, and he shall have such other duties as the board or the president may prescribe.

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6.07 TREASURER - The treasurer shall keep proper accounting records in compliance with the Act and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. He shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation and he shall have such other duties as the board or the president may prescribe.

6.08 DUTIES OF OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or as the board or the president may prescribe. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the president otherwise directs.

6.09 VARIATION OF DUTIES - From time to time the board may vary, add to or limit the powers and duties of any officer.

6.10 TERM OF OFFICE - The board may remove at its pleasure any officer of the Corporation, without prejudice to any officer's rights under any employment contract. Otherwise each officer elected or appointed by the board shall hold office until his successor is elected or appointed.

6.11 TERMS OF EMPLOYMENT AND REMUNERATION - The terms of employment and the remuneration of officers elected or appointed by the board shall be settled by it from time to time.

6.12 AGENTS AND ATTORNEYS - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.13 FIDELITY BONDS - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

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                                  SECTION SEVEN

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 LIMITATION OF LIABILITY - No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default, provided that nothing herein shall relieve any director or officer of any liability imposed upon him by the Act.

7.02 INDEMNITY - Subject to the limitations contained in the Act, every director and every officer of the Corporation and every other person who has undertaken or is about to undertake any liability on behalf of the Corporation or any body corporate controlled by it and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against:

      (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

      (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation.

7.03 INSURANCE - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such as the board may from time to time determine.

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                                  SECTION EIGHT

                                     SHARES

8.01 ALLOTMENT - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such manner and to such persons or class of persons as the board shall by resolution determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 COMMISSIONS AND DISCOUNTS - The board may from time to time authorize the payment of commissions or the allowance of discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares of the Corporation, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for such shares, but no such commission or discount shall exceed 25% of the amount of the subscription price.

8.03 TRANSFER AGENTS AND REGISTRARS - The board may from time to time by resolution appoint a registrar to keep the register of security holders and a transfer agent to keep the register of transfers and may also appoint one or more branch registrars to keep branch registers of security holders and one or more branch transfer agents to keep branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.04 REGISTRATION OF TRANSFER - Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except upon surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith, duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to in section 8.05.

8.05 LIEN FOR INDEBTEDNESS - Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation, to the extent of such debt.

8.06 NON-RECOGNITION OF TRUSTS - The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder thereof.

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8.07 SHARE CERTIFICATES - Every holder of one or more fully paid shares of the
Corporation shall be entitled, without payment, to a share certificate stating the number and class or series of shares held by him as shown by the register, and stating that such shares are fully paid. Share certificates shall be in such form as the board shall from time to time approve. They shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise orders, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

8.08 REPLACEMENT OF SHARE CERTIFICATES - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09 JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10 DECEASED SHAREHOLDERS - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

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                                  SECTION NINE

                              DIVIDENDS AND RIGHTS

9.01 CASH DIVIDENDS - Subject to the provisions of the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

9.02 STOCK DIVIDENDS - For the amount of any dividend that the board may lawfully declare payable in money, it may declare a stock dividend and issue therefor shares of the Corporation as fully paid.

9.03 DIVIDEND CHEQUES - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his address appearing on the register of shareholders, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address appearing on the register of shareholders in respect of such joint holding, or to the first address so appearing, if there are more than one. The mailing of such cheque as aforesaid, unless the same be not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.04 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.05 RECORD DATE FOR DIVIDENDS AND RIGHTS - The board may fix in advance a date, preceding by not more than 31 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities. In every such case only such persons as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to receive payment of such dividend or to exercise the right to subscribe for such securities and to receive the warrant or other evidence in respect of such right, notwithstanding the transfer or issue of any shares after the record date is fixed.

9.06 UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of 12 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

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                                   SECTION TEN

                            MEETINGS OF SHAREHOLDERS

10.01 ANNUAL MEETINGS - The annual meeting of shareholders shall be held at such time and on such day in each year as the board, the chairman of the board or the president may from time to time determine, for the purpose of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

10.02 SPECIAL MEETINGS - The board, the chairman of the board or the president shall have power to call a special meeting of shareholders at any time.

10.03 PLACE OF MEETINGS - Meetings of shareholders shall be held at the head office of the Corporation or elsewhere in the municipality in which the head office is situate or at such other place or places outside Ontario as the articles permit or, if the board shall so determine, at some other place in Ontario.

10.04 NOTICE OF MEETINGS - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 21 nor more than 50 days before the date of the meeting to each director and to each shareholder who at the close of business on the record date for notice is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at the meeting. Notice of a special meeting of shareholders shall state the general nature of the business to be transacted at it. The auditors of the Corporation are entitled to receive all notices and other communications relating to any meeting of shareholders that any shareholder is entitled to receive.

10.05 RECORD DATE FOR NOTICE - The board may fix in advance a time and a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting. If no such record date for notice is fixed by the board, the record date for notice shall be the day next preceding the day on which notice is given.

10.06 MEETINGS WITHOUT NOTICE - A meeting of shareholders may be held without notice at any time and at any place permitted by the Act or the articles (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice, or otherwise consent to such meeting being held; and at such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.07 CHAIRMAN, SECRETARY AND SCRUTINEERS - The president or, in his absence, the chairman of the board, if such an officer has been elected or appointed and is present, otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any

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                                      -15-


meeting of shareholders. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.08 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.09 QUORUM - A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled.

10.10 RIGHT TO VOTE - At any meeting of shareholders every person shall be entitled to vote who, at the time of the taking of the vote (or, if there is a record date for voting, at the close of business on such record date), is entered in the register of shareholders as the holder of one or more shares carrying the right to vote at such meeting, subject to the provisions of the Act as to shares that have been mortgaged or hypothecated.

10.11 RECORD DATE FOR VOTING - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than two days, excluding non-business days, for the determination of the shareholders entitled to vote at the meeting. The record date for voting at a meeting of shareholders shall be specified in the notice calling the meeting or in the information circular relating thereto.

10.12 PROXIES - Every shareholder entitled to vote at a meeting of shareholders may appoint a person, who need not be a shareholder, as his proxy to attend and act for him at the meeting in the manner, to the extent and with the power conferred by the instrument appointing him. An instrument appointing a proxy shall be in writing executed by or on behalf of the appointor and shall conform with the requirements of the Act.

10.13 TIME FOR DEPOSIT OF PROXIES - The board may fix in advance a time, preceding the time of any meeting or adjourned meeting of shareholders by not more than 48 hours, excluding non-business days, before which time instruments appointing proxies must be deposited. An instrument appointing a proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting or in the information circular relating thereto, it shall have been deposited with the Corporation or an agent thereof specified in such notice or information circular or, if no such time is specified in such notice or information circular, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

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                                      -16-


10.14 PERSONAL REPRESENTATIVE - If the shareholder of record is deceased, his personal representative, upon filing with the secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living, and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of section 10.15 shall apply.

10.15 JOINT SHAREHOLDERS - If shares are held jointly by two or more persons, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote thereon; but if more than one of them shall be present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

10.16 VOTES TO GOVERN - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.17 SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a poll thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.18 POLLS - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require or any person entitled to vote on the question may demand a poll thereon. A poll so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a poll may be withdrawn at any time prior to the taking of the poll. Upon a poll each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the poll so taken shall be the decision of the shareholders upon the said question.

10.19 ADJOURNMENT - The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

10.20 ACTION IN WRITING BY SHAREHOLDERS - Any by-law or resolution passed by the directors may, in lieu of confirmation at a general meeting of shareholders, be confirmed and consented to in writing by all the shareholders entitled to vote at such meeting. Any resolution may be consented to by the signature of all the shareholders who would be entitled to vote at a

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                                      -17-


meeting of shareholders duly called, constituted and held for the purpose of considering such resolution.

                                 SECTION ELEVEN

                                     NOTICES

11.01 METHOD OF GIVING NOTICES - Any notice (which term includes any communication or document) to be given, sent, delivered or served pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid air or ordinary mail, or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or at the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable.

11.02 NOTICE TO JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of a share, notice to one of such persons shall be sufficient notice to all of them. Any notice shall be addressed to all of such joint holders and the address to be used for the purposes of section 11.01 shall be the address appearing on the register of shareholders in respect of such joint holding, or the first address so appearing if there are more than one.

11.03 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04 OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer, auditor, or member of a committee of the board, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to a person from whom he derives his title to such share previously to his

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                                      -18-


name and address being entered on the register of shareholders, whether such notice was given before or after the happening of the event upon which he became so entitled.

11.06 WAIVER OF NOTICE - Any shareholder (or his duly appointed proxy), director, officer, auditor or member of a committee of the board may waive any notice required to be given to him under any provision of the Act, the articles, the by-laws or otherwise and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

                                 SECTION TWELVE

                                 EFFECTIVE DATE

12.01 EFFECTIVE DATE - This by-law shall come into force when ratified and confirmed by the shareholders of the Corporation.

      PASSED by the board the 19th day of January, 1996.


_________________________                       _________________________
President                                       Secretary

      RATIFIED AND CONFIRMED by the shareholders in accordance with the Act the 13th day of February, 1996.


                                                __________________________
                                                Secretary